EXHIBIT 10.38

FORBEARANCE AGREEMENT

This Forbearance Agreement (this "Agreement") is dated as of January 15, 2011 and is made by and among Brigus Gold Corp., a Yukon Territory corporation ("BGC"), Brigus Gold, Inc., a Delaware corporation ("BGI and, together with BGC, "Brigus"), Calais Resources Inc., a British Columbia corporation ("CRI-, and Calais Resources Colorado, Inc .a Nevada corporation ("CRCI" and, together with CRI, "Borrowers").

WITNESSETH:

WHEREAS, Brigus is the holder of the indebtedness evidenced by the promissory notes set forth on Exhibit A hereto and issued by Borrowers (the "Promissory Notes");

WHEREAS, in connection with the issuance of the Promissory Notes and Brigus' acquisition thereof, each of Brigus and Borrowers entered into certain endorsements, assignments, security documents and other instruments, documents and agreements, including, without limitation, the Purchase Agreement dated February 1, 2010, among Elkhorn Goldfields, LLC, CRI, CRCI and BGI (the "Montana Tunnels Purchase Agreement") and the Purchase Agreement, dated March 12, 2010, among BGC, CRCI, CRI, Duane Duffy, Glenn Duffy, Luke Garvey and James Ober (the "Duffy Purchase Agreement" and together with the Montana Tunnels Purchase Agreement, the "Purchase Agreement") (collectively, the Promissory Notes, the Purchase Agreements and such other endorsements, assignments, security documents and other instruments, documents and agreements entered into in connection therewith, the "Financing Agreements");

WHEREAS, Borrowers are and have been in default under the Promissory Notes for, among other things, failure to pay principal and interest when due (the "Existing Defaults"):

WHEREAS, pursuant to the (i) Montana Tunnels Purchase Agreement, Brigus agreed to forbear from enforcing its rights with respect to the Additional Unsecured Note (as defined in the Montana Tunnels Purchase Agreement) until February 1, 2011 and (ii) the Duffy Purchase Agreement, Brigus agreed to forbear from enforcing its rights with respect to the promissory note dated August 11, 2005 in the original principal amount of $807,650 (the "Duffy Note") until March 12, 2011;

WHEREAS, Borrowers have requested that Brigus agree to forbear from exercising its rights and remedies as a result of the Existing Defaults, which are continuing, notwithstanding such Existing Defaults; and

WHEREAS; Brigus is willing to agree to forbear from exercising certain of its rights and remedies for the period and on the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1. ACKNOWLEDGMENT

1.1. Acknowledgment of Obligations. Each Borrower hereby acknowledges, confirms, affirms and agrees that Borrowers are indebted to Brigus in respect of the Promissory Notes. The indebtedness evidenced by the Promissory Notes, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrowers to Brigus, are unconditionally owing by Borrowers to Brigus, without offset, defense or counterclaim of any kind, nature or description whatsoever. Borrowers further hereby acknowledge, confirm, agree and reaffirm that the Promissory Notes and the other Financing Agreements are valid and enforceable against Borrowers and their respective affiliates.

1.2. Acknowledgment of Liens. Each Borrower hereby acknowledges, confirms and agrees that Brigus has and shall continue to have valid, enforceable and perfected liens upon and security interests in the collateral heretofore granted to Brigus pursuant to the Financing Agreements or otherwise granted to or held by Brigus.

1.3. Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Brigus by such Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of each Borrower contained in such documents and in this Agreement constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, and (c) Brigus is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements and applicable law.

SECTION 2. FORBEARANCE IN RESPECT OF CERTAIN EVENTS OF DEFAULT

2.1. Acknowledgment of Default. Each Borrower hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which entitles Brigus to exercise its rights and remedies under the Financing Agreements, applicable law or otherwise. Brigus has not waived, presently does not intend to waive, and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. Each Borrower hereby acknowledges and agrees that Brigus has the presently exercisable right to declare the obligations to be immediately due and payable under the terms of the Financing Agreements.

2.2. Forbearance.

(a) In reliance upon the representations, warranties and covenants of each Borrower contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Brigus agrees (1) to forbear from exercising its rights and remedies under the Promissory Notes, applicable law or otherwise in respect of or arising out of the Existing Defaults for the period (the "Forbearance Period") commencing on the date hereof and ending on the date which is the earliest to occur of: (i) June 30, 2011, (ii) execution of a definitive agreement between Borrower and Brigus that retires or transfers the Promissory Notes from Brigus to Borrower, (iii) a breach by any Borrower of this Agreement, (iv) insolvency of, appointment of a receiver for any part of the property of, or assignment for the benefit of creditors by, any Borrower; (v) the commencement of any proceedings  under  any  bankruptcy  or  insolvency  laws  by   any  Borrower;   or  (vi)   the

commencement of any involuntary proceedings under any bankruptcy or insolvency laws against Borrower if the same have not been fully discharged within thirty days after the commencement thereof and(2) that the interest rate payable under the Original Caribou Note (as defined in the Montana Tunnels Purchase Agreement), the Congo Note (as defined in the Montana Tunnels Purchase Agreement) and the Duffy Note shall be eight percent (8%) for the Forbearance Period, with such interest rates reverting to such rate as is set forth in such notes automatically upon the expiration of the Forbearance Period.

(b) Upon the termination of the Forbearance Period, the agreement of Brigus to forbear and reduce the applicable interest rates shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Brigus, to exercise immediately all rights and remedies under the Financing Agreements and applicable law, including, but not limited to, the acceleration of all of the obligations; in either case without any further notice, passage of time or forbearance of any kind and enforcing its rights with respect to the collateral.

2.3.     No Other Waivers; Reservation of Rights.

(a) Brigus has not waived, is not by this Agreement waiving, and has no intention of waiving, any events of default under the Financing Agreements ("Events of Default") which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Brigus has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Nothing contained in this Agreement, nor any action by Brigus, nor any failure to act by Brigus, shall be deemed to constitute or shall be construed as (i) a course of dealing obligating Brigus to take, or not to take, any action, including without limitation to provide any accommodations, financial or otherwise, to any Borrower at any time, (ii) a commitment or an agreement to make a commitment with respect to any possible restructure of the indebtedness evidenced by the Promissory Notes or (iii) an agreement to forbear from exercising any rights or remedies following the termination of the Forbearance Period.

(b) Subject to Section 2.2(a) above, Brigus reserves its right, in its discretion, to exercise any or all of its rights and remedies under the Promissory Notes and the other Financing Agreements as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof; and Brigus has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Borrower hereby represents, warrants and covenants with and to Brigus as follows:

3.1. Binding Effect of Documents. This Agreement and the other Financing Agreements have been duly authorized, executed and delivered to Brigus by Borrowers, are enforceable in accordance with their terms and are in full force and effect, as modified hereby.

3.2. No Conflict, Etc. The execution, delivery and performance of this Agreement by Borrowers will not violate any laws, rules, regulations or orders of any governmental authority or any contractual obligation of any Borrower and will not result in, or require, the creation or imposition of any lien on any of a Borrower's properties or revenues.

3.3 Brigus Consent Rights. In addition, from the date hereof until the expiration of the foregoing Forbearance Period, each Borrower shall operate and carry on its business and shall cause each of its affiliates to operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, each Borrower shall keep and maintain its assets and shall cause each of its affiliates to keep and maintain its assets in good operating condition and repair and shall use its best efforts consistent with good business practice to maintain the business organization of such Borrower intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with such Borrower. In connection therewith, except with the express written approval of Brigus, no Borrower shall, nor shall it permit any of its affiliates to: (i) amend its organizational documents; (ii) issue, grant, sell or encumber any shares of its capital stock or other securities (except in connection with a financing transaction that is on terms acceptable to Brigus in its sole discretion); issue, grant, sell or encumber any security, option, convertible security, put, call, subscription or other right of any kind, fixed or contingent, that directory or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other securities or make any other changes in capital structure; (iii) make any material change to its business or operations; (iv) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from Borrower to its affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the capital stock or the assets or properties of any Borrower; (v) make any payment of cash or distribution of assets to any of its affiliates; (vi) create, incur or assume any indebtedness for borrowed money, enter into, as lessee, any capitalized lease obligations or declare, set aside or pay any cash dividends on or make any other cash distributions in respect of any capital stock; (vii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for any capital stock; or (viii) authorize, agree or enter into any agreement to do any of the foregoing actions.

SECTION 4.  PROVISIONS OF GENERAL APPLICATION

4.1. No Further Amendments: Ratification of Liability. Each Borrower hereby agrees that except as amended hereby, the Promissory Notes and each of the other Financing Agreements shall remain in full force and effect in accordance with their respective terms. Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Promissory Notes and the other Financing Agreements to which such Borrower is a party, subject to the terms of this Agreement, and acknowledges that (i) as of the date of this Agreement, no Borrower has any defenses, claims or set-offs to the enforcement by Brigus of such liabilities, obligations and agreements, (ii) other than as specifically set forth herein, Brigus does not waive, diminish or limit any term or condition contained in the Promissory Notes or any of the other Financing Agreements and (iii) the passage of time created by any forbearance by Brigus shall not be used as a defense by any Borrower against the payment of indebtedness, interest and fees owing to Brigus and represented by the Promissory Notes. Brigus' agreement to the terms of this Agreement shall not be deemed to establish or create a custom or course of dealing between Brigus and Borrowers. To the extent of conflict between the terms of this Agreement and the other Financing Agreements, the terms of this Agreement shall control

4.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

4.3. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Brigus or any closing shall affect the representations and warranties or the right of Brigus to rely upon them.

4.4. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

4.5. Reviewed by Attorneys. Each Borrower represents and warrants to Brigus that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

4.6. Governing Law and Jurisdiction.

THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF COLORADO WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT. EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DENVER, COLORADO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.    EACH PARTY ALSO AGREES NOT TO

BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE PARTIES AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE ANY OBJECTIONS TO VENUE OR TO CONVENIENCE OF FORUM.

4.7. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

4.8 Currency All references in this Agreement to "$" are references to United States dollars.

4.9 Time of Essence..With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.4.10 No Third-Party Beneficiaries.Nothing expressed or referred to in this Agreement confers any rights or remedies upon any person that is not a party or permitted assign of a party to this Agreement.[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

CALAIS RESOURCES, INC.

By:	/s/ David K. Young
Title:	President

CALAIS RESOURCES COLORADO, INC.

By:	/s/ Thomas S. Hendricks
Title:	President

BRIGUS GOLD CORP.

By:	/s/ M. Williams
Title:	C.F.O.

BRIGUS GOLD, INC.

By:	/s/ M. Williams
Title:	Officer

EXHIBIT A
PROMISSORY NOTES FROM ELKHORN FOR MONTANA TUNNELS PURCHASE
AS OF DECEMBER 31, 2010

Note	Original Principal	Accrued Interest at time of transfer (2/1/10)	Total Principal and Accrued Interest Transferred on (2/1/10)	Interest incurred after note transfer (2/1/10-12/31/10) at 8%	Total Amount Owed	Interest Rate (2/1/10-2/1/11)	Maturity Date	Additional Comments
Original Caribou Notes	$ 5,222,096	$ 2,533,527	$ 7,755,623	$ 566,054	$ 8,321,677	8%	February 1, 2011	After February 1, 2011 the interest rate increases to original rate per contract
Additional Caribou Notes	$ 1,170,500	$ 288,082	$ 1,458,582	$ 106,457	$ 1,565,039	8%	February 1, 2011	After February 1, 2011 the interest rate increases to original rate per contract
Congo Notes	$ 258,956	$ 127,697	$ 386,653	$ 28,220	$ 414,873	8%	February 1, 2011	After February 1, 2011 the interest rate increases to original rate per contract

TOTALS	$ 6,651,552	$ 2,949,306	$ 9,600,858	$ 700,731	$ 10,301,589

Note	Original Principal	Accrued Interest at time of transfer (3/12/10)	Total Principal and Accrued Interest Transferred on (3/12/10)	Interest incurred after note transfer (3/12/10-12/31/10) at 8%	Total Amount Owed	Interest Rate (3/12/10-3/12/11)	Maturity Date	Additional Comments
Duffy Note	$ 435,347	$ 217,674	$ 653,021	$ 42,080	$ 695,100	8%	March 12, 2011	After March 12, 2011 the interest rate increases to original rate per contract. Original principal takes into account the pay down by Calais Share Issuance.

TOTALS	$ 7,086,899	$ 3,166,980	$ 10,253,879	$ 742,811	$ 10,996,689

			2/1/2010	12/31/2010	333.00	days
			3/12/2010	12/31/2010	294.00	days